Exhibit 23.01

IDT CORPORATION

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated October 7, 2005, with respect to the consolidated financial statements and schedule of IDT Corporation, IDT Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of IDT Corporation, included in this Annual Report (Form 10-K) for the year ended July 31, 2005, in each of the following:

1.	Registration Statement No. 333-53719 on Form S-3;

2.	Registration Statement No. 333-61565 on Form S-3;

3.	Registration Statement No. 333-71991 on Form S-3;

4.	Registration Statement No. 333-73167 on Form S-8;

5.	Registration Statement No. 333-77395 on Form S-3;

6.	Registration Statement No. 333-80133 on Form S-3;

7.	Registration Statement No. 333-86261 on Form S-3;

8.	Registration Statement No. 333-100424 on Form S-8;

9.	Registration Statement No. 333-104286 on Form S-3;

10.	Registration Statement No. 333-105865 on Form S-8;

11.	Registration Statement No. 333-115403 on Form S-3;

12.	Registration Statement No. 333-116266 on Form S-8; and

13.	Registration Statement No. 333-119190 on Form S-3.

/S/ ERNST & YOUNG LLP

New York, New York

October 12, 2005